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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cellco Partnership and Verizon Wireless Capital LLC on Form S-4 of our report dated April 21, 2000 (relating to the financial statements of Vodafone Airtouch Plc - U.S. Cellular and Paging Operations) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/  DELOITTE & TOUCHE LLP

San Francisco, California
July 9, 2002